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Exhibit 23.4

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2003, with respect to the consolidated financial statements of Rainbow Technologies, Inc. included in Pre-effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-109694) and related Prospectus of SafeNet, Inc. for the registration of 176,325 shares of its common stock.

                      /s/ ERNST & YOUNG LLP

                      Ernst & Young LLP

Orange County, California
February 10, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS